As filed with the Securities and Exchange Commission on June 6, 2008
Registration No. _______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

PNM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

New Mexico	85-0468296
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Alvarado Square
Albuquerque, New Mexico 87158
(Address of principal executive offices, including zip code)

PNM RESOURCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Patrick T. Ortiz, Esq.
Senior Vice President, General Counsel  & Secretary
PNM Resources, Inc.
414 Silver Street SW
Albuquerque, New Mexico 87102
Telephone: (505) 241-2896
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copy to:
Charles L. Moore, Esq.
Associate General Counsel
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Tel. 505-241-4935
Fax. 505-241-0754

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☒           Large accelerated filer                                                             ☐           Accelerated filer

☐           Non-accelerated filer                                                                ☐           Smaller reporting company
(Do not check if smaller
Reporting company)

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value	180,000 shares	$15.10	$2,718,000	$106.82

(1)  Pursuant to Rule 416(a) of the Securities Act, there is also being registered, in order to prevent dilution, such number of additional shares of common stock that may become available for purchase under the PNM Resources, Inc. Employee Stock Purchase Plan in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.  In addition, pursuant to Rule 416(c ) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”).  The offering price is calculated on the basis of the average of the high and low sale price of the Registrant’s common stock on the New York Stock Exchange  on  June 4, 2008.

This Registration Statement relates to Form S-8 Registration Statement No. 333-100184, filed on September 20, 2002, pursuant to which the Registrant registered 250,000 shares of common stock for issuance under the PNM Resources, Inc. Employee Stock Purchase Plan (as adjusted to reflect an increase of 125,000 shares resulting from a 3 for 2 stock split that occurred on June 11, 2004).  The contents of this registration statement are incorporated by reference herein pursuant to General Instruction E to Form S-8.  This Registration Statement relates to an amendment to the plan to increase the number of shares of common stock authorized to be issued thereunder by 180,000 shares (from 375,000 to 555,000 shares).  The previously paid filing fees associated with the referenced securities under the foregoing registration statement are $449.65.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the PNM Resources, Inc. (“PNM Resources”) Employee Stock Purchase Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and Introductory Note 1 of Form S-8.  These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

PNM Resources and the Plan incorporate by reference in this Registration Statement the following documents previously filed with the Commission by PNM Resources:

1.         Annual Report on Form 11-K for the fiscal year ended June 30, 2007 for the PNM Resources, Inc. Employee Stock Purchase Plan as filed on September 25, 2007.

2.         PNM Resources’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed on February 29, 2008.

3.         PNM Resources’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 as filed on May 7, 2008.

4.         PNM Resources’ Current Reports on Form 8-K as filed January 17, 2008, February 28, 2008, March 11, 2008, March 14, 2008, May 7, 2008, May 9, 2008, May 12, 2008 and May 21, 2008.

5.         PNM Resources’ Current Report on Form 8-K filed with the Commission on December 31, 2001 which includes the description of the common stock of PNM Resources, no par value, and any amendment or report filed for the purpose of updating such description, including Current Report on Form 8-K as filed on August 17, 2006.

All documents subsequently filed by PNM Resources or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 6 of Article II of PNM Resources’ By-Laws contains the following provisions with respect to indemnification of directors and officers:

Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.  Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings.  In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court.  Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding.  Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise.  PNM Resources has entered into agreements with each director and officer that provide for indemnification of directors and officers to the fullest extent permitted by law, including advancement of litigation expenses where appropriate.  The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

PNM Resources maintains insurance on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

See Exhibit Index.

ITEM 9.	UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)              To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)           Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and a(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§239.424(b) of this chapter) that is part of the registration statement.

(C)           Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of the those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), b(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§234.415(a)(1)(i), (viii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§234.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 6, 2008.

PNM RESOURCES, INC.

By: /s/ Jeffry E. Sterba
Jeffry E. Sterba
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Jeffry E. Sterba, Charles N. Eldred, and Thomas G. Sategna and each of them acting individually, as his or her attorneys-in-fact and agents, each with full power of substitution, for him or her any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffry E. Sterba	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	June 6, 2008
Jeffry E. Sterba
/s/ Charles N. Eldred	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2008
Charles N. Eldred
/s/ Thomas G. Sategna	Vice President and Corporate Controller (Principal Accounting Officer)	June 6, 2008
Thomas G. Sategna
/s/ Adelmo E. Archuleta	Director	June 6, 2008
Adelmo E. Archuleta
/s/ Julie A. Dobson	Director	June 6, 2008
Julie A. Dobson

Signature	Title	Date
/s/ Woody L. Hunt	Director	June 6, 2008
Woody L. Hunt
/s/ Robert R. Nordhaus	Director	June 6, 2008
Robert R. Nordhaus
/s/ Manuel T. Pacheco	Director	June 6, 2008
Manuel T. Pacheco
/s/ Robert M. Price	Director	June 6, 2008
Robert M. Price
/s/ Bonnie S. Reitz	Director	June 6, 2008
Bonnie S. Reitz
/s/ Joan B. Woodard	Director	June 6, 2008
Joan B. Woodard

THE PLAN.  Pursuant to the requirements of the Securities Act, the Board Governance and Human Resources Committee of the Board of Directors of PNM Resources, Inc. (which administers the PNM Resources, Inc. Employee Stock Purchase Plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 6, 2008.

PNM RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN

By:           /s/ Bonnie S. Reitz
Bonnie S. Reitz
Chair of the Human
Resources and Compensation Committee

EXHIBIT INDEX

Exhibit No.	Description
4.1	PNM Resources, Inc. Employee Stock Purchase Plan.
5.1	Opinion of Charles L. Moore, Esq.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Charles L. Moore, Esq. (included in Exhibit 5.1)
24	Power of Attorney (See signatures page in Part II).